Exhibit 99.1

Microbot Medical® Announces a Notable Health System as the First in Michigan to

Adopt the LIBERTY® Endovascular Robotic System

First Midwest-based account reflects continued execution of the Company’s Full Market

Release strategy and expansion into additional U.S. territories

HINGHAM, Mass., June 9 2026 — Microbot Medical Inc. (Nasdaq: MBOT), developer and distributor of the innovative LIBERTY® Endovascular Robotic System, announced that one of the largest healthcare systems in Michigan is the first health network in Michigan and across the greater Midwest U.S. to adopt the LIBERTY System. This adoption follows the Company’s recent announcement of its first healthcare system customer in North Carolina, further expanding LIBERTY’s presence across multiple strategic U.S. regions and reinforcing growing interest among health systems.

The Company believes the ongoing progress across new and existing sales territories reflects growing demand for advanced robotic solutions in peripheral endovascular procedures, as well as increasing readiness among major health systems to integrate robotics into routine vascular care. This trend continues to validate Microbot Medical’s recent successful transition to full market release in the U.S.

The U.S. market for peripheral endovascular procedures encompasses approximately 2.5 million procedures annually, representing a significant and expanding clinical and commercial opportunity.

“We are excited to see the continued expansion of the LIBERTY System into new healthcare systems across the country,” commented Harel Gadot, Chairman, President & CEO. “We believe the addition of another healthcare system customer, following our recent expansion into North Carolina, reflects the growing recognition that robotics can be delivered in a way that is practical, accessible and aligned with the needs of today’s healthcare environment. We are seeing increasing interest from physicians and hospital leaders who recognize LIBERTY’s potential to enhance procedural workflows while supporting physician well-being. We believe this positions us well for continued growth, increased utilization across our commercial accounts, and to further market penetration.”

LIBERTY is the only FDA-cleared, single-use, remotely operated robotic system for peripheral endovascular procedures, and it is designed for precise vascular navigation while aiming to reduce radiation exposure and physical strain. Recently, the LIBERTY System received regulatory approval from the Israeli Ministry of Health’s AMAR Division, the authority responsible for medical device regulation in Israel, allowing the Company to market and sell the LIBERTY System in Israel.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a commercial stage medical device company focused on transforming endovascular procedures through advanced robotic technology. Microbot’s LIBERTY® Endovascular Robotic System is the first single-use, remotely operated robotic solution designed for precision, efficiency and safety. Backed by a strong intellectual property portfolio and a commitment to innovation, Microbot is driving the future of endovascular care.

Learn more at www.microbotmedical.com and connect on LinkedIn and X.

Safe Harbor

Statements to future financial and/or operating results, future adoption of products, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “contemplates,” “continues,” “could,” “forecasts,” “intends,” “may,” “might,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the commercialization and commercial adoption of the LIBERTY® Endovascular Robotic System, and in the development of future versions of or applications for the system, risks inherent in the growth of the Company’s customer base, sales pipeline and sales, uncertainty in the results of regulatory pathways and regulatory approvals, uncertainty resulting from political, social and geopolitical conditions, particularly any changes in personnel or processes or procedures at the FDA and announcements of tariffs on imports into the U.S., disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Contacts:

IR@microbotmedical.com

Media@microbotmedical.com